UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 28, 2010

NextFit, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-122185 (Commission File Number)	87-0672359 (IRS Employer Identification No.)

235 West Sego Lily Drive, 2nd Floor, Sandy, Utah  84070

(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 990-1992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Agreement.

On April 28, 2010, NextFit, Inc. (the “Company” or “NextFit”) received a notice (the “Notice”) from the Financial Industry Regulatory Authority (“Finra”) advising that the Company was delinquent in the filing of its Form 10-K for the period ended December 31, 2009.  Finra further advised the Company that if its Form 10-K for the period ended December 31, 2009 was not filed on or before May 17, 2010, the securities of the Company would no longer be eligible for quotation on the OTC Bulletin Board (“OTCBB”) and would be removed.  The Company requested that Finra extend the period in which it could file its Form 10-K for the period ended December 31, 2009, and maintain its securities on the OTCBB, but Finra declined that request.

The Company does not presently anticipate that it will be able to file its Form 10-K for the period ended December 31, 2009 before the close of business on May 17, 2010, and, accordingly, expects that its securities will be removed from trading on the OTCBB after that date.  The Company is taking action to have its shares listed on the Pink Sheets, but there can be no assurance that its securities will be traded on the Pink Sheets concurrent with or immediately subsequent to their removal from the OTCBB.

A copy of the Notice is included with this report under Item 9.01(d).

Item 9.01

(d)  Exhibits.

Exhibit No.	Description
10	Finra OTCBB Delinquency Notification dated April 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextfit, Inc.

By:	/s/ Teri Sundh
Teri Sundh, CEO

Date:  May 10, 2010

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